Exhibit 99.2
Netezza Corporation
Unaudited Pro Forma Condensed Consolidated Financial Statements
On February 18, 2009, Netezza Corporation (“Netezza”) acquired all the outstanding capital stock of Tizor Systems, Inc., a provider of advanced enterprise data auditing and protection solutions for the data center (“Tizor”), pursuant to an Agreement and Plan of Merger dated as of February 18, 2009 (the “Merger Agreement”) by and among Netezza, Netezza Holding Corp., a wholly owned subsidiary of Netezza, Tizor and Longworth Venture Partners II-A, L.P., as Indemnification Representative, by which Netezza Holding Corp. merged with and into Tizor, with Tizor continuing as the surviving corporation and a wholly owned subsidiary of Netezza (the “Merger”).
Pursuant to the Merger Agreement, Netezza paid approximately $3.1 million in cash for all of the outstanding capital stock of Tizor and in satisfaction of certain other merger-related obligations of Tizor. Of the consideration, a total of approximately $435,000 was placed into escrow to secure indemnification obligations under the Merger Agreement and for employee retention payments.
The purchase price allocation is preliminary because final analyses of the intangible assets, net deferred tax assets and deferred revenue are not yet complete. A final determination of required purchase accounting adjustments will be made upon the receipt of information required to complete Netezza’s analyses, which is expected to occur during the three-month period ending July 31, 2009. Adjustments to the purchase price allocation are not expected to be material.
For purposes of preparing the unaudited pro forma condensed consolidated financial statements, the historical financial information for Netezza is based on its fiscal year ended January 31, 2009. The historical financial information for Tizor is based on its fiscal year ended December 31, 2008. The unaudited pro forma condensed consolidated balance sheet presented herein includes the balance sheet of Netezza as of January 31, 2009 and the balance sheet of Tizor as of December 31, 2008. The unaudited pro forma condensed consolidated balance sheet combines the unaudited condensed balance sheets of Netezza and Tizor and gives effect to the Merger as if it had been completed as of January 31, 2009. The unaudited pro forma condensed combined statement of operations for the year ended January 31, 2009 combined the historical results of Netezza and Tizor and give effect to the Merger as if it had occurred on February 1, 2008.
The unaudited pro forma adjustments are based upon available information and assumptions that Netezza believes are reasonable. The unaudited pro forma condensed consolidated financial statements and related notes thereto should be read in conjunction with Netezza’s historical consolidated financial statements included in its Annual Report on Form 10-K for the fiscal year ended January 31, 2009, filed with the Securities and Exchange Commission (“SEC”) on March 26, 2009. In addition, this unaudited condensed consolidated pro forma information should be read in conjunction with the historical consolidated financial statements of Tizor included within this Amendment No. 1 to Current Report on Form 8-K.
These unaudited condensed consolidated pro forma financial statements are prepared for informational purposes only in accordance with Article 11 of Regulation S-X and are not necessarily indicative of future results or of actual results that would have been achieved had the acquisition of Tizor been consummated (i) as of February 1, 2008 for the unaudited condensed consolidated pro forma statement of operations and (ii) as of January 31, 2009 for the unaudited condensed consolidated pro forma balance sheet. The unaudited pro forma financial statements do not give effect to any cost savings or incremental costs that may result from the integration of Netezza and Tizor.

NETEZZA CORPORATION
UNAUDITED PRO FORMA
CONDENSED CONSOLIDATED BALANCE SHEET
AS OF JANUARY 31, 2009
(IN THOUSANDS)

	Netezza	Tizor
	January 31, 2009	December 31,	Pro Forma		Pro Forma
	As Reported	2008	Adjustments		Combined

ASSETS
Current assets
Cash and cash equivalents	$111,635	$1,486	$(3,139)	A	$109,982
Accounts receivable	34,457	215	—		34,672
Inventory	18,409	60	—		18,469
Deferred tax assets, net	12,723	—	—		12,723
Restricted cash	379	35	—		414
Prepaid expenses and other current assets	3,160	106	135	B	3,401

Total current assets	180,763	1,902	(3,004)		179,661
Property and equipment, net	9,586	161	—		9,747
Deferred tax assets, net	9,415	—	—		9,415
Goodwill	2,000	—			2,000
Intangible assets, net	2,935	—	2,160	D	5,095
Long-term marketable securities	49,222	—	—		49,222
Restricted cash	739	45	—		784
Other long-term assets	4,199	21	—		4,220
Total assets	$258,859	$2,129	$(844)		$260,144

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$8,424	$58	$—		$8,482
Accrued expenses	6,301	230	250	E	6,781
Accrued compensation and benefits	6,352	165	—		6,517
Deferred rent	—	94	(94)	H	—
Current portion of deferred revenue	46,356	356	(243)	F	46,469

Total current liabilities	67,433	903	(87)		68,249

Long-term deferrred revenue	11,979	160	(110)	F	12,029
Redeemable convertible preferred stock warrants	—	289	(289)	G	—
Other long-term liabilities	2,825	—	—		2,825

Total long-term liabilities	14,804	449	(399)		14,854

Total liabilities	82,237	1,352	(486)		83,103

Redeemable convertible preferred stock	—	26,817	(26,817	) I	—

Stockholders’ equity
Common stock	60	1	(1)	I	60
Treasury stock, at cost	(14)	—	—		(14)
Additional paid-in-capital	228,658	—	—		228,658
Accumulated other comprehensive loss	(4,461)	—	—		(4,461)
Accumulated deficit	(47,621)	(26,041)	26,041	I	(47,202)
			419	C

Total stockholders’ equity	176,622	(26,040)	26,459		177,041

Total liabilities, redeemable convertible preferred stock and stockholders’ equity	$258,859	$2,129	$(844)		$260,144

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

NETEZZA CORPORATION
UNAUDITED PRO FORMA
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED JANUARY 31, 2009
(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Netezza
	Fiscal year ended	Tizor
	January 31, 2009	Fiscal year ended	Pro Forma		Pro Forma
	As Reported	December 31, 2008	Adjustments		Combined

Revenue
Product	$143,463	$1,596	$—		$145,059
Services	44,306	356	—		44,662

Total revenue	187,769	1,952	—		189,721
Cost of revenue
Product	57,350	220			57,570
Services	12,211	215	382	D	12,808

Total cost of revenue	69,561	435	382		70,378

Gross margin	118,208	1,517	(382)		119,343
Operating expenses
Sales and marketing	58,429	2,933	50	D	61,412
Research and development	32,557	2,577	—		35,134
General and administrative	14,633	1,677	—		16,310

Total operating expenses	105,619	7,187	50		112,856

Operating income (loss)	12,589	(5,670)	(432)		6,487
Interest income	4,045	133	(85	)A	4,093
Interest expense	40	21	—		61
Other income (expense), net	(495)	(58)	58	G	(495)

Income (loss) before income tax benefit (expense)	$16,099	$(5,616)	$(459)		$10,024
Income tax benefit	15,420	—	—		15,420

Net income (loss)	$31,519	$(5,616)	$(459)		$25,444

Net income per share
Basic	$0.53				$0.43

Diluted	$0.50				$0.41

Weighted average common shares outstanding - basic and diluted
Basic	58,939				58,939
Diluted	62,765				62,765
See accompanying notes to unaudited pro forma condensed consolidated financial statements.

NETEZZA CORPORATION
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements
1 — Basis of Pro Forma Presentation
     For purposes of preparing the unaudited pro forma condensed consolidated financial statements, the historical financial information for Netezza is based on its fiscal year ended January 31, 2009. The historical financial information for Tizor is based on its fiscal year ended December 31, 2008. The unaudited pro forma condensed consolidated balance sheet presented herein includes the balance sheet of Netezza as of January 31, 2009 and the balance sheet of Tizor as of December 31, 2008. The unaudited pro forma condensed consolidated balance sheet combines the condensed balance sheets of Netezza and Tizor and gives effect to the Merger as if it had been completed as of January 31, 2009. The unaudited pro forma condensed combined statement of operations for the year ended January 31, 2009 combined the historical results of Netezza and Tizor and gives effect to the Merger as if it had occurred on February 1, 2008.
     The preliminary allocation of the purchase price used in the unaudited pro forma condensed consolidated financial statements is based upon a preliminary valuation of certain assets and liabilities acquired. Netezza’s estimates and assumptions in determining the estimated fair values of certain assets and liabilities are subject to change upon the finalization of the valuation. The primary areas of the purchase price allocation that are not yet finalized relate to determining the fair values of identifiable intangible assets, net deferred tax assets, deferred revenues, as well as the amount of resulting goodwill.
     In December 2007, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (“SFAS”) No. 141(R), Business Combinations (“SFAS No. 141(R)”), as well as SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements (an amendment of Accounting Research Bulletin, or ARB, No. 51) (“SFAS No. 160”). SFAS No. 141(R) changes the requirements for an acquirer’s recognition and measurement of the assets acquired and liabilities assumed in a business combination, including the treatment of contingent consideration, pre-acquisition contingencies, transaction costs, in-process research and development and restructuring costs. SFAS No. 160 requires that noncontrolling (minority) interests be reported as a component of equity, that net income attributable to the parent and to the noncontrolling interest be separately identified in the income statement, that changes in a parent’s ownership interest while the parent retains its controlling interest be accounted for as equity transactions, and that any retained noncontrolling equity investment upon the deconsolidation of a subsidiary be initially measured at fair value. While both statements are not effective for most companies until annual periods beginning after December 15, 2008, the unaudited pro forma condensed combined financial statements are presented in accordance with SFAS No. 141(R) and SFAS No. 160 to better illustrate the proper accounting treatment effective upon the closing date of the Merger in 2009.
     The unaudited pro forma condensed consolidated financial statements are not intended to represent or be indicative of the consolidated results of operations or financial position of Netezza that would have been reported had the acquisition been completed as of the dates presented, and should not be taken as representative of the future consolidated results of operations or financial position of Netezza. The unaudited pro forma financial statements do not reflect any cost savings or incremental costs that may result from the integration of Netezza and Tizor. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical consolidated financial statements and accompanying notes of Netezza included in its Annual Report on Form 10-K for the fiscal year ended January 31, 2009, filed with the SEC on March 26, 2009.

2 — Tizor Acquisition
     On February 18, 2009, Netezza acquired all the outstanding capital stock of Tizor, a provider of advanced enterprise data auditing and protection solutions for the data center, for a total purchase price of approximately $3.1 million in cash.
     The acquisition was accounted for as a purchase business combination. Netezza has preliminarily allocated the purchase price based upon the fair values of the assets acquired and liabilities assumed on February 18, 2009. The allocation of the purchase price is preliminary because final analyses of the intangible assets, net deferred tax assets and deferred revenue are not yet complete.
     A summary of the preliminary purchase price is as follows:

Amount
(In thousands)
Cash paid	$3,139

Total purchase price	$3,139

     The following table presents the preliminary allocation of the purchase price. The acquired intangible assets are expected to be amortized over their estimated useful lives using the straight-line method. The allocation included in this pro forma financial information was based on the balance sheet of Tizor as of December 31, 2008. The preliminary allocation indicates that the acquisition may result in a gain on bargain purchase. The actual purchase allocation will be revised to reflect the net tangible assets of the acquired entity that exists as of the date of the acquisition.

Amount
(In thousands)
Cash, cash equivalents and restricted cash	$1,566
Accounts receivable	215
Prepaid expenses and other assets	323
Property and equipment, net	161
Identifiable intangible assets	2,160

Total assets acquired	$4,425
Total liabilities assumed	(867)
Gain on bargain purchase	(419)

Total net assets acquired	$3,139

3 — Pro Forma Adjustments
     The following pro forma adjustments are included in the unaudited pro forma condensed consolidated balance sheet and statement of operations:
(A) To reflect cash paid in connection with the acquisition of Tizor and to reflect the related estimated decrease in interest income earned on the reduced cash :

(In thousands)
Cash paid	$3,139

Total preliminary purchase price	$3,139

(In thousands)	Year Ended
Decrease in interest income earned on the reduced cash paid in connection with the acquisition, utilizing an average annual interest rate of 2.7%	$(85)
(B) To record the fair value of certain Tizor management retention agreements prepaid by Netezza at acquisition.
(C) To record gain on bargain purchase in accordance with SFAS No. 141(R) to accumulated deficit. No adjustment was recorded to the unaudited pro forma condensed consolidated statement of operations due to the nonrecurring nature of the gain.
(D) To record the preliminary fair value of intangible assets acquired. Netezza expects to amortize the acquired identifiable intangible assets using the straight-line method over the estimated useful lives indicated below:

	Preliminary Fair Value	Annual Amortization	Estimated Useful Life
	(In thousands)		(In years)
Developed technology	$1,560	$312	5
In-process technology	350	70	5
Customer relationships	160	32	5
Trademark and tradename	90	18	5

Total identifiable intangible assets	$2,160

Post-acquisition amortization		$432

Amortization adjustment recorded to cost of revenue		$382
Amortization adjustment recorded to operating expenses		$50
(E) To accrue for estimated acquisition-related transaction costs owed by Tizor at the date of acquisition of approximately $250,000.

(F) To record the fair value adjustment of deferred revenue acquired to an amount equivalent to the estimated cost to complete plus an appropriate profit margin to perform the services related to Tizor’s service contracts.

	Historical	Fair Value	Pro forma
(In thousands)	value	Adjustment	Fair Value
Deferred revenue	$516	$(353)	$163
(G) To record the elimination of the redeemable convertible preferred stock warrants and associated expense not assumed by Netezza at acquisition.

	Historical	Fair Value	Pro forma
(In thousands)	value	Adjustment	Fair Value
Redeemable convertible preferred stock warrants	$289	$(289)	$—

(In thousands)	Year Ended
Expense associated with accretion of redeemable convertible preferred stock warrants	$58
(H) To record the fair value adjustment of deferred rent acquired related to straight-line rent accruals for which Tizor has no obligations to refund these amounts back to the landlord.

	Historical	Fair Value	Pro forma
(In thousands)	value	Adjustment	Fair Value
Deferred rent	$94	$(94)	$—
(I) To record the elimination of Tizor’s historical stockholders’ deficit and redeemable convertible preferred stock.
4 — Earnings per share
     Pro forma basic earnings per share is computed using the weighted average number of common shares outstanding during the applicable period. Pro forma diluted earnings per share is computed using the weighted-average number of common shares outstanding during the applicable period, plus the dilutive effect of stock-based equity awards. As Netezza paid cash for the Tizor outstanding stock and no Netezza stock or stock-based awards were issued at the time of the acquisition, the pro forma weighted-average number of common shares and the diluted weighted-average shares outstanding are the same as Netezza’s historical amounts.